Exhibit 32.1

Certifications Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Quarterly Report (the “report”) of Sydys Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2015, as filed with the Securities and Exchange Commission, Michael Warsinske, Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Warsinske
Michael Warsinske
Chief Executive Officer and Chief Financial Officer

Date:  May 15, 2015